EXHIBIT 3.5
CERTIFICATE OF AMENDMENT TO BYLAWS
OF
HANMI FINANCIAL CORPORATION
          I, the undersigned, do hereby certify:
          1. That I am the duly elected and acting Secretary of Hanmi Financial Corporation, a Delaware corporation (the “Company”); and
          2. That the following is a true and correct copy of a resolution of the Company adopted by the Board of Directors of the Company on November 21, 2007.
          NOW, THEREFORE, BE IT HEREBY RESOLVED, that Section 8.4 of the Bylaws of the Company, be deleted in its entirety and amended and restated to read as follows:
     “Shares of the Corporation’s stock may be certificated or uncertificated, as provided under Delaware law, and the Corporation may adopt a system of issuance, recordation and transfer of its shares by electronic means provided, however, any system so adopted shall not become effective as to issued and outstanding securities until the certificates therefore have been surrendered to the Corporation. All certificates shall be signed in the name of the Corporation by the Chairman of the Board or the President or a Vice President and by the Treasurer or an assistant treasurer or the Secretary or an assistant secretary, certifying the number of shares and the class or series thereof owned by the stockholder. Any or all of the signatures on the certificate may be by facsimile signature. In the case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.”
          The foregoing amendment is presently in full force and effect and has not been revoked or rescinded as of the date hereof.
          IN WITNESS WHEREOF, I have hereupon set my hand this 21 day of November, 2007.

/s/ Judith Kim Judith Kim
Acting Corporate Secretary
Hanmi Financial Corporation